Exhibit 10.2

AMENDMENT TO ADVISORY SERVICES AGREEMENT

THIS AMENDMENT TO ADVISORY SERVICES AGREEMENT (this “Amendment”), is made and entered into as of the 4th day of March, 2016, but effective the 28th day of February, 2016 (the “Effective Date”), by and between HELMERICH & PAYNE, INC. (the “Company”) and Steven R. Mackey (“Mackey”).

W I T N E S S E T H:

WHEREAS, the parties hereto entered into that certain Advisory Services Agreement dated February 19, 2015 (the “Agreement”); and

WHEREAS, the parties hereto desire to amend the Agreement as hereinafter set forth;

NOW, THEREFORE, in consideration of the mutual covenants herein, the parties agree as follows:

1.             Term.  The term of the Agreement is hereby extended through, and will expire on, June 30, 2016.

2.             Early Termination.  Either party may terminate the Agreement at any time for any reason upon ten (10) days prior written notice to the other party.  Monthly fees payable under Section 3(a) of the Agreement will be pro-rated for any termination effective on a day other than the last day of the month.

Except as amended hereby, all other terms and conditions of the Lease shall remain in full force and effect.

IN WITNESS WHEREOF, Owner and Lessee have executed this Amendment as of the day and year first written above.

HELMERICH & PAYNE, INC.

By	/s/ JOHN R. BELL
JOHN R. BELL
VICE PRESIDENT, CORPORATE SERVICES

/s/ STEVEN R. MACKEY
STEVEN R. MACKEY